UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  February 24, 2017

CTI BIOPHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensation of Certain Officers.

On February 27, 2017, CTI BioPharma Corp. (the “Company”) announced that Adam Craig, M.D., Ph.D. was appointed by the Company’s Board of Directors as President and Chief Executive Officer of the Company, and to serve as a member of the Company’s Board of Directors, effective March 20, 2017. Richard L. Love, who has been serving as interim President and Chief Executive Officer of the Company since October 2, 2016, will step down from his position as interim President and Chief Executive Officer effective March 20, 2017, but will continue to serve on the Board of Directors.
Dr. Craig, age 51, has worked as an independent consultant providing strategic and operational advice and support to CTI BioPharma and other hematology/oncology biotechnology companies since 2016. Prior to consulting, Dr. Craig was Chief Medical Officer (CMO) and Executive Vice President of Development of Sunesis Pharmaceuticals from 2012 to 2016. From 2008 to 2012, Dr Craig was CMO and Senior Vice President of Chemgenex Pharmaceuticals Ltd, a publicly-traded biotechnology company which was acquired by Cephalon/Teva Pharmaceuticals in 2011. Dr. Craig is a Member of the Royal College of Physicians (UK) and undertook Post-Graduate Training in Pediatrics and Pediatric Oncology. Dr. Craig earned his Bachelor's and Medical degrees from Charing Cross and Westminster Medical School, University of London and holds a Ph.D. in Molecular Oncology from Leeds University in the U.K. and an MBA from the Open Business School, in the United Kingdom. Dr. Craig recently served as a Product Development Reviewer for the Cancer Prevention Research Institute of Texas.
There are no arrangements or understandings between Dr. Craig and any other persons pursuant to which he was selected as an officer or director of the Company. There are also no family relationships between Dr. Craig and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the compensation arrangements described below for Dr. Craig. These arrangements are set forth in an Employment Agreement entered into by the Company and Dr. Craig on February 24, 2017 and filed herewith as Exhibit 10.1. The following summary of the Employment Agreement is qualified in its entirety by the provisions of the Employment Agreement, which is incorporated herein by reference.
The Employment Agreement provides for an initial term of five years from Dr. Craig’s employment commencement date of March 20, 2017, with the term automatically renewing annually thereafter for an additional twelve months unless either party provides at least sixty days’ advance notice of non-renewal. During his employment by the Company, Dr. Craig will receive an annual base salary of $550,000 and will have a target annual bonus level of 55% of base salary, both of which may be increased but not decreased in the Committee’s sole discretion. Dr. Craig will be eligible to participate in the Company’s employee benefit plans and will accrue four weeks paid time off per year. Dr. Craig agreed to relocate to the Seattle, Washington area no later than September 1, 2017 and, while he is employed by the Company prior to such relocation, the Company will pay him $7,000 per month to assist with the cost of temporary living in Seattle and travel between his personal residence and Seattle and pay for or provide him with temporary housing to cost not more than $5,500 per month. He will also receive a signing bonus of $80,000 in connection with his commencement of employment, and $120,000 to assist with the relocation of his personal residence to Seattle, each of which is subject to repayment to the Company if his employment terminates prior to the first anniversary of his employment commencement date (or, in the case of the relocation payment, prior to the first anniversary of his relocation), other than a termination by the Company without “Cause,” by him for “Good Reason,” or due to his death or “Disability” (as such terms are defined in the Employment Agreement).
In the event Dr. Craig’s employment is terminated by the Company without “Cause,” due to his death or “Disability,” or by him for “Good Reason,” he will be entitled to receive, subject to providing a release of claims and abiding by certain restrictive covenants set forth in the Employment Agreement, (i) an amount equal to one and one-half times the sum of his then annual salary and target incentive bonus amount, payable in six equal monthly installments, (ii) reimbursement for COBRA premiums for up to eighteen months, (iii) reimbursement for life insurance premiums for eighteen months (to the extent life insurance coverage was in effect and paid for by the Company at the time of his termination), and (iv) payment of any incentive bonus due to him (but not previously paid) for the fiscal year prior to the termination of his employment.
In addition, in connection with his appointment as President and Chief Executive Officer, the Employment Agreement provides that Dr. Craig will be granted stock options to purchase 1,200,000 shares of the Company’s common stock at a per share price equal to the closing price of a share of the Company’s common stock on The NASDAQ Stock Market on his employment commencement date. The stock options will have a maximum term of ten years and will vest in six equal semi-annual installments over the three-year period following his employment commencement date, subject to his continued employment by the Company through the applicable vesting dates. The option will fully vest, to the extent then outstanding and unvested, if either (i) Dr. Craig’s employment is terminated by the Company without “Cause” or by him for “Good Reason” following a change in control of the Company or (ii) Dr. Craig’s employment is terminated due to his death or “Disability” (as such terms are defined in the Employment Agreement). A portion of the stock options (covering not more than 80,000 shares) will be granted under the Company’s 2015 Equity Incentive Plan. The balance of such stock options will be granted in accordance with NASDAQ Listing Rule 5635(c)(4).

Item 7.01 Regulation FD Disclosure

The Company issued a press release on February 27, 2017, announcing the appointment of Dr. Craig as President and Chief Executive Officer and as a director of the Company, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 24, 2017, by and between the Company and Adam Craig.

99.1**	Press Release dated February 27, 2017

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

		By:	/s/ Louis A. Bianco
Date:	February 27, 2017		Name : Louis A. Bianco
Title: Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated February 24, 2017, by and between the Company and Adam Craig.

99.1**	Press Release dated February 27, 2017